SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):    October 21, 2004

ULTRA CLEAN HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)

000-50646		61-1430858
(Commission File Number)		(IRS Employer Identification No.)

150 INDEPENDENCE DRIVE,
MENLO PARK, CA		94025
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 323-4100

n/a
(Former Name or Former Address, if Changed Since Last Report)
______________________

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a -12(b))

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On October 21, 2004, Ultra Clean Holdings and its wholly owned subsidiary, Ultra Clean Technology Systems and Service, Inc., entered into an employment agreement with Mr. Phillip Kagel, Ultra Clean’s senior vice president and chief financial officer. The term of the employment agreement is for two years and provides for a base salary of $225,000 and eligibility for an annual bonus with an initial target of $78,750, subject to the satisfaction of performance goals set by Ultra Clean’s board of directors. If Mr. Kagel is terminated during the term of the agreement by Ultra Clean without cause, or he resigns within six months after a change of control with good reason, he is entitled to continue to receive the amount of his base salary for 12 months, health benefits under Ultra Clean’s health plan for 12 months (or, if earlier, until he becomes eligible for group health coverage with another employer) and 12 months’ accelerated vesting of his stock options. The terms of Mr. Kagel’s employment agreement are conditioned upon his execution of, and compliance with, Ultra Clean’s standard confidentiality and non-disclosure agreement.

Section 2 – Financial Information

Item 2.02 Results of Operations and Financial Conditions.

On October 26, 2004, Ultra Clean Holdings, Inc. issued a press release announcing its financial results of and for the quarter ended September 24, 2004. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information furnished in this report, including the exhibit, shall not be deemed to be incorporated by reference into Ultra Clean’s filings with the SEC under the Securities Act of 1933 and shall not be deemed to be “filed” with the SEC under the Securities Exchange Act of 1934.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

      Exhibit 99.1: Press Release issued by Ultra Clean Holdings, Inc. dated October 26, 2004.

     Exhibit 99.2: Employment Agreement among Ultra Clean Technology Systems and Service, Inc., Ultra Clean Holdings, Inc., and Phillip Kagel dated October 21, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULTRA CLEAN HOLDINGS, INC.

Date: October 26, 2004	By: /s/ Phillip A. Kagel
	Name:	Phillip Kagel
	Title:	Senior Vice President and Chief Financial
Officer